UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020 (March 3, 2020)

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                 (401) 765-1500

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 12, 2020, CVS Health Corporation (“CVS Health”, and together with its subsidiaries, the “Company”) announced that Derica W. Rice, former Executive Vice President of CVS Health and President of CVS Caremark, would be leaving CVS Health effective March 1, 2020 (the “Separation Date”).

In connection with Mr. Rice’s departure, on March 3, 2020, CVS Pharmacy, Inc., a wholly-owned subsidiary of CVS Health, entered into a separation agreement (the “Separation Agreement”) with Mr. Rice. Under the Separation Agreement, the Company has agreed to provide Mr. Rice with 18 months of continued base salary as severance following his last day of employment (the “Severance Period”). Mr. Rice’s equity awards will vest and be settled in accordance with their existing terms. Specifically, Mr. Rice’s stock options and restricted stock unit awards (other than his Partnership Equity Program restricted stock units (“PEP RSUs”)) will continue to vest through the end of the Severance Period. His outstanding performance stock unit (“PSU”) awards will vest on a pro-rated basis through the Separation Date based on actual performance through the end of the applicable performance period. The unvested portion of Mr. Rice’s PEP RSUs will vest on a pro-rated basis through the Separation Date. Under the Separation Agreement, Mr. Rice also is entitled to (1) a bonus for performance year 2019 of $1,847,000, (2) a pro-rated bonus for performance year 2020 of $275,000, (3) a one-time lump sum cash payment of $300,000 in lieu of remaining entitlements under the Company’s relocation policy and (4) reimbursement of up to $15,000 for tax planning and financial planning services.

The Separation Agreement also contains a release of claims against the Company, with customary confidentiality and cooperation covenants, and incorporates by reference any other covenants to which Mr. Rice already is subject, including his restrictive covenant agreement, as amended pursuant to the Separation Agreement to conform the non-competition period to applicable law.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits.

The exhibit to this Current Report on Form 8-K is as follows:

INDEX TO EXHIBITS

104       Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: March 6, 2020	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh
Senior Vice President, Chief Governance Officer, Corporate Secretary and Assistant General Counsel